Exhibit 10.7

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 27, 2018 (this “Amendment”), is entered into by and among CHARAH, LLC, a Kentucky limited liability company (“Charah”), ALLIED POWER MANAGEMENT, LLC, a Delaware limited liability company (“Allied” and together with Charah, each a “Borrower”, and collectively, the “Borrowers”), CHARAH SOLE MEMBER LLC, a Delaware limited liability company (“Charah Parent”), ALLIED POWER SOLE MEMBER, LLC, a Delaware limited liability company (“Allied Parent” and together with Charah Parent, each a “Parent”, and collectively, “Parents”), each of the other GUARANTORS party hereto, each of the LENDERS party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement referred to below.

RECITALS

WHEREAS, the parties hereto are party to that certain Credit Agreement, dated as of October 25, 2017 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, he “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrowers have requested that the Administrative Agent, the Collateral Agent and the Lenders agree to amend certain provisions of the Credit Agreement as provided in this Amendment; and

WHEREAS, subject to the terms and conditions of this Amendment, the Administrative Agent, the Collateral Agent and Lenders constituting at least Required Lenders are willing to agree to such amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. AMENDMENT TO CREDIT AGREEMENT

Subject to the terms and conditions set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Section 4.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) not later than 90 days after the end of each Fiscal Year (120 days with respect to the Fiscal Year ending December 31, 2017), a copy of the audited combined balance sheet of the Borrowers and their respective Subsidiaries (or, if applicable, the audited consolidated balance sheet of any Parent Entity and its Subsidiaries or of Combined Entity and its Subsidiaries, as the case may be) as at the end of such Fiscal Year and the related combined (or consolidated, as the case may be) statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case for each Fiscal Year in comparative form the figures for the previous Fiscal Year, and accompanied by (w) prior to an Initial Public Offering, a breakdown, in a form reasonably satisfactory to the Agent, of Charah and its Subsidiaries, on the one hand, and Allied and its Subsidiaries, on the other hand, (x) (if applicable) the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such combined (or consolidated, as the case may be) financial statements, (y) the report of Deloitte & Touche LLP or another independent certified public accounting firm of recognized national standing, which report shall (i) contain an opinion stating that such financial statements present fairly in all material respects the financial condition as of the dates and for the periods indicated and in accordance with GAAP, and (ii) not include any qualification expressing substantial doubt as to going concern status (except to the extent such qualification is due to (A) the scheduled maturity date or the scheduled termination date of the Initial Loans or (B) any prospective default under Section 6.1 or any financial covenant under the ABL Credit Agreement) and (z) management’s discussion and analysis of significant operational and financial developments during such Fiscal Year and a “key performance indicator” report with such content as may be mutually agreed by the Agent and the Borrowers (or Parent Entity or Combined Entity, as the case may be) including a breakdown by revenues and assets (including business segment (i.e., as of the First Amendment Effective Date, the Borrowers’ environmental solutions and maintenance and technical services business segments) detail);”.

1.2 Section 4.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) not later than 45 days after the end of the first three Fiscal Quarters of each Fiscal Year (60 days with respect to the Fiscal Quarter ending September 30, 2017), a copy of the internally prepared unaudited combined balance sheet of the Borrowers and their respective Subsidiaries (or, if applicable, the audited consolidated balance sheet of any Parent Entity and its Subsidiaries or of any Combined Entity and its Subsidiaries, as the case may be) and the related combined (or consolidated, as the case may be) statements of income and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, accompanied by (x) prior to an Initial Public Offering, a breakdown, in a form reasonably satisfactory to the Agent, of Charah and its Subsidiaries, on the one hand, and Allied and its Subsidiaries, on the other hand, (y) (if applicable) the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such combined (or consolidated, as the case may be) financial statements, all certified on behalf of each Borrower and its Subsidiaries by a Responsible Officer of each Borrower as fairly presenting, in all material respects, in accordance with GAAP, the financial condition and results of operations of each Borrower and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures and (z) management’s discussion and analysis of significant operational and financial developments during such quarterly period and a “key performance indicator” report with such content as may be mutually agreed by the Agent and the applicable Borrower (or Parent Entity or Combined Entity, as the case may be) including a breakdown by revenues and assets (including business segment (i.e., as of the First Amendment Effective Date, the Borrowers’ environmental solutions and maintenance and technical services business segments) detail);”.

1.3 Section 4.1 of the Credit Agreement is hereby amended by inserting the following at the end of the section thereof as follows:

“Notwithstanding the foregoing in this Section 4.1, the obligations in Section 4.1(a) and Section 4.1(b) may be satisfied with respect to financial information of each Borrower and its respective Subsidiaries by furnishing Parent Entity’s or Combined Entity’s Form 10-K or Form 10-Q, as applicable, filed with the SEC; provided that (i) such filings must include all information required to be delivered as set forth in Sections 4.1(a)(x), (y) and (z) or Sections 4.1(b)(y) and (z), as applicable, and (ii) to the extent such information is in lieu of information required to be provided under Section 4.1(a), such materials are accompanied by a report and opinion from Deloitte & Touche LLP or another independent certified public accounting firm of recognized national standing, which report shall (I) contain an opinion stating that such consolidated financial statements present fairly in all material respects the financial condition as of the dates and for the periods indicated and in accordance with GAAP, and (II) not include any qualification expressing substantial doubt as to going concern status (except to the extent such qualification is due to (A) the scheduled maturity date or the scheduled termination date of the Initial Loans or (B) any prospective default under Section 6.1 or any financial covenant under the ABL Credit Agreement) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of a Parent Entity and its Subsidiaries or, as the case may be, a Combined Entity and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied; provided further that, to the extent that the business activities, properties or liabilities of a Parent Entity or a Combined Entity, as the case may be, changes in any material respect (in the reasonable good faith judgment of the Borrowers determined in consultation with the Agent) from the business, activities, properties and liabilities of such Parent Entity or of such Combined Entity on the First Amendment Effective Date or include other material activities, properties or liabilities other than those relating to the ownership of Parents, the Borrowers and their respective Subsidiaries, the Administrative Agent or the Required Lenders may, upon written notice to Charah (in its capacity as the administrative borrower pursuant to Section 1.13(d)), require that the Credit Parties provide, as the case may be, the financial statements, audit opinions, comparative figures, Compliance Certificate, budgets, projections and other documents and information described in Sections 4.1(a), 4.1(b), 4.2(a), 4.2(b) and 4.2(d) for or of each Borrower (and not for or of Parent Entity or Combined Entity) no later than, (x) in the case of the financial statements and audit opinion described in Section 4.1(a), the related comparisons pursuant to Section 4.2(a) and the related Compliance Certificate pursuant to Section 4.2(b), the later to occur of (I) the date on which such financial statements or other deliverables are otherwise required to be delivered pursuant to Section 4.1(a), 4.2(a) or 4.2(b), as applicable, and (II) the date that is 90 days after delivery of such notice to Charah and, in each case for the avoidance of doubt, for all successive fiscal years or other period, as applicable, for which financial statements or such other documents or information shall be required to be delivered pursuant to this Agreement, and (y) in the case of the financial statements, other documents or information described in Sections 4.1(b), the related comparisons pursuant to Section 4.2(a), the related Compliance Certificate pursuant to Section 4.2(b) and the other deliverables pursuant to Section 4.2(d), the later to occur of (I) the date on which such financial statements or such other documents or information are otherwise required to be delivered pursuant to Section 4.1(b), 4.2(a), 4.2(b) or 4.2(d), as applicable, and (II) the date that is 30 days after delivery of such notice to Charah and, for the avoidance of doubt, for all successive periods, as applicable, for which financial statements or such other documents or information shall be required to be delivered pursuant to this Agreement.

The financial statements required to be delivered pursuant to Sections 4.1(a) and 4.1(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which a Parent Entity, a Combined Entity or Charah posts such documents, or provides a link thereto on Charah’s website on the Internet; or (ii) on which such documents are posted on Parent Entity’s, Combined Entity’s or the Borrowers’ behalf on a Platform; provided that, Parent Entity, Combined Entity or Charah shall have notified the Agent in writing (which may be by facsimile or electronic mail) of the posting of such documents and shall have furnished to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.”.

1.4 Section 4.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) commencing with respect to the fiscal quarter ending December 31, 2017, the Borrowers shall conduct a quarterly conference call that the Lenders may attend to discuss the financial condition and results of operations of each Borrower and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements have been, or will be, delivered pursuant to Section 4.1(b), at a date and time to be reasonably determined by the Borrowers and the Agent; provided that the obligations in this Section 4.1(c) may be satisfied by holding a quarterly conference call that the Lenders may attend to discuss the financial condition and results of operations of any Parent Entity or Combined Entity, as applicable.”.

1.5 Section 4.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) commencing with the Fiscal Quarter ending June 30, 2017, together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), comparisons with the corresponding figures (which may, for the avoidance of doubt, be with respect to a Parent Entity or Combined Entity, as applicable) for the previous Fiscal Year;”.

1.6 Section 4.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) commencing with the Fiscal Quarter ending June 30, 2017, concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and 4.1(b) above, a duly completed certificate substantially in the form of Exhibit 4.2(b) (a “Compliance Certificate”), modified, in necessary, to account for delivery of financial statements and information with respect to a Parent Entity or a Combined Entity, and certified on behalf of Parents, the Borrowers and their Subsidiaries by a Responsible Officer of each Borrower;”.

1.7 Section 4.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) not later than 90 days after the last day of each Fiscal Year of each Borrower (120 days with respect to the Fiscal Year ending December 31, 2017), an annual budget and projections of each Borrower (or Parent Entity or Combined Entity, as applicable) and its Restricted Subsidiaries’ consolidated financial performance for the then-current Fiscal Year on a quarter-by-quarter basis;”.

1.8 Section 4.2(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) (i) promptly following the Agent’s written request therefor, solely to the extent readily available to the Credit Parties (or Parent Entity or Combined Entity, as applicable), such additional financial information related to this Section 4.2 or Section 4.3 regarding the Credit Parties (or Parent Entity or Combined Entity, as applicable) as the Agent may from time to time reasonably request; provided that the Credit Parties shall not be obligated to provide such information to the extent such disclosure, would, in the good faith determination of the Credit Parties, violate attorney-client privilege or applicable confidentiality requirements, constitutes attorney work product or trade secrets or proprietary information or otherwise prohibited by law or fiduciary duty from disclosing, and (ii) promptly following the Agent’s or any Lender’s written request therefor, all documentation and other information with respect to Parent Entity or Combined Entity (as applicable) that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;”.

1.9 Section 12.1 is hereby revised by:

(a) inserting the following new definitions in the appropriate alphabetical order therein:

“Combined Entity” means any Parent Entity (if applicable), the Borrowers and their respective Subsidiaries on a “combined” or “consolidated” basis.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of April 27, 2018, by and among the Borrowers, Parents, the Guarantors party thereto, the Lenders party thereto and the Agent.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Parent Entity” means any Person that is a direct or indirect parent company (which may or may not be organized as a partnership) of each Borrower.

(b) amending and restating each of the following definitions set forth below as follows:

“Combined EBITDA” means, with respect to the Borrowers and their Restricted Subsidiaries for any period, the sum of the Consolidated EBITDA of Charah and its Restricted Subsidiaries for such period and the Consolidated EBITDA of Allied and its Restricted Subsidiaries for such period. Notwithstanding anything to the contrary contained herein, (a) for purposes of determining Combined EBITDA under this Agreement for any period that includes the Fiscal Quarters ended December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017, Combined EBITDA for such Fiscal Quarter shall be $15,321,980, $12,077,417, $17,260,157 and $23,793,420, respectively, subject to adjustments pursuant to clauses (a)(xii) and (a)(xiii) of the definition of “Consolidated EBITDA” and (b) with respect to any periods for which financial statements of a Parent Entity and its Restricted Subsidiaries or Combined Entity and its Restricted Subsidiaries, as the case may be, are delivered pursuant to the last two paragraphs of Section 4.1, “Combined EBITDA” shall be defined as Consolidated EBITDA of such Parent Entity and its Restricted Subsidiaries or such Combined Entity and its Restricted Subsidiaries, as the case may be, for such period.

“Combined Net Income” means, with respect to the Borrowers for any period, the sum of the Consolidated Net Income of Charah and its Restricted Subsidiaries for such period and the Consolidated Net Income of Allied and its Restricted Subsidiaries for such period. Notwithstanding anything to the contrary contained herein, with respect to any periods for which financial statements of a Parent Entity and its Restricted Subsidiaries or Combined Entity and its Restricted Subsidiaries, as the case may be, are delivered pursuant to the last two paragraphs of Section 4.1, “Combined Net Income” shall be defined as Consolidated Net Income such Parent Entity and its Restricted Subsidiaries or such Combined Entity and its Restricted Subsidiaries, as the case may be, for such period.

“Combined Senior Secured Net Leverage Ratio” means, with respect to the Borrowers and their respective Restricted Subsidiaries (or Parent Entity and its Restricted Subsidiaries or Combined Entity and its Restricted Subsidiaries, as applicable) as of any date, the ratio of (a) the sum of (i) Consolidated Senior Secured Net Debt of Charah and its Restricted Subsidiaries as of such date plus (ii) Consolidated Senior Secured Net Debt of Allied and its Restricted Subsidiaries as of such date (or, as applicable, Consolidated Senior Secured Net Debt of a Parent Entity and its Restricted Subsidiaries or Combined Entity and its Restricted Subsidiaries, as the case may be, as of such date) to (b) Combined EBITDA for the last period of four consecutive fiscal quarters ending on or before such date for which financial statements have been delivered.

“Combined Total Net Leverage Ratio” means, with respect to the Borrowers and their respective Restricted Subsidiaries (or Parent Entity and its Restricted Subsidiaries or Combined Entity and its Restricted Subsidiaries, as applicable) as of any date, the ratio of (a) the sum of (i) Consolidated Total Net Debt of Charah and its Restricted Subsidiaries as of such date plus (ii) Consolidated Total Net Debt of Allied and its Restricted Subsidiaries as of such date (or, as applicable, Consolidated Total Net Debt of Parent Entity and its Restricted Subsidiaries or Combined Entity and its Restricted Subsidiaries, as the case may be, as of such date) to (b) Combined EBITDA for the last period of four consecutive fiscal quarters ending on or before such date for which financial statements have been delivered.

Section 2. EXECUTION OF THIS AMENDMENT; AUTHORIZATION

This Amendment is executed and shall be construed as a supplement to the Credit Agreement, and forms a part of the Credit Agreement. By its signature on this Amendment, each Lender party hereto (a) authorizes and consents to this Amendment and the transactions contemplated hereby and (b) authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver this Amendment.

Section 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Collateral Agent and each Lender party hereto to enter into this Amendment, each of the Borrowers, Parents and each other Credit Party represents and warrants to the Administrative Agent, the Collateral Agent and each Lender, as of the First Amendment Effective Date (as defined below), as follows:

3.1 Corporate Existence and Power. Each Credit Party and each of their respective Restricted Subsidiaries (a) is a corporation, company, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing, in each case, under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, (b) has the power and authority to own its assets, carry on its business, and execute and deliver this Amendment and perform its obligations under this Amendment and the Amended Credit Agreement, (c) is duly qualified as a foreign corporation, company, limited liability company, partnership or limited partnership, as applicable, and licensed and in good standing (to the extent such concept is applicable in the applicable jurisdiction), under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, and (d) is in compliance with all Requirements of Law, except, in each case referred to in clauses (a) (in the case of Persons other than Parents and the Borrowers), (b), (c) and (d), to the extent that the failure to do so would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution and delivery of this Amendment and performance by each of the Credit Parties of this Amendment and the Amended Credit Agreement have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of that Person’s Organization Documents, (b) conflict with or result in any material breach or contravention of any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, except for conflicts, breaches or contraventions that would not reasonably be expected to result in a Material Adverse Effect, (c) violate or result in a default under any indenture, instrument, agreement, or other document binding upon such Person or its property or to which any such Person or its property is subject, or give rise to a right thereunder to require any payment to be made by any such Person, except to the extent such violation, default, or payment would not reasonably be expected to result in a Material Adverse Effect, (d) result in the creation or imposition of any Lien on any property of any Credit Party, except Liens created by the Loan Documents and Permitted Liens securing any ABL Facility, or (e) violate any material Requirement of Law, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect.

3.3 Governmental and Third-Party Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the execution and delivery of this Amendment or performance by, or enforcement against, any Credit Party of this Amendment or of the Amended Credit Agreement except for (i) recordings, registrations and filings in connection with the Liens granted to the Administrative Agent or the Collateral Agent under the Collateral Documents, (ii) those obtained or made on or prior to the Closing Date, (iii) those required in the ordinary course of business, and (iv) those which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

3.4 Binding Effect. Each of this Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.7 No Default or Event of Default; No Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated by this Amendment or the Amended Credit Agreement. Since December 31, 2016, there has been no Material Adverse Effect.

3.8 Other Representations and Warranties. Both before and after giving effect to this Amendment, all representations and warranties by the Credit Parties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality or “Material Adverse Effect” qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date or period (in which case, such representations and warranties are true and correct in all material respects (without duplication of any materiality or “Material Adverse Effect” qualifier contained therein) as of such earlier date or period).

Section 4. CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is conditioned upon satisfaction of each of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “First Amendment Effective Date”):

4.1 The Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrowers, Parents, each other Credit Party, Lenders constituting the Required Lenders, the Administrative Agent and the Collateral Agent.

4.2 The Administrative Agent shall have received a copy of a duly executed amendment with respect to the ABL Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, effectuating corresponding amendments to the ABL Credit Agreement, and such amendment shall have become effective substantially concurrently with the First Amendment Effective Date.

4.3 (a) Each of the representations and warranties in (or incorporated by reference in) Section 3 hereof, and each of the representations and warranties of the Credit Parties under the Amended Credit Agreement and under the other Loan Documents, shall in each case be true and correct in all material respects (without duplication of any materiality or “Material Adverse Effect” qualifier contained therein) on and as of the First Amendment Effective Date (or as of the respective date of for the respective period, as the case may be), (b) both before and immediately after giving effect to this Amendment, no Default or

Event of Default shall have occurred and be continuing or would result from the transactions contemplated by this Amendment and the Amended Credit Agreement, and (c) each Credit Party shall have obtained all consents, approvals and authorizations necessary in connection with the transactions contemplated by this Amendment and the Amended Credit Agreement. The Administrative Agent shall have received a certificate, dated as of the First Amendment Effective Date and signed by a Responsible Officer of each Borrower, certifying as to the matters set forth in this Section 4.2.

4.4 (a) The Administrative Agent, for the account of each Lender party hereto on the First Amendment Effective Date, shall have received an amendment fee in an amount equal to 0.05% of the aggregate principal amount of each such Lender’s Loans outstanding on the First Amendment Effective Date, and (b) to the extent invoiced at least one business days prior to the First Amendment Effective Date, the Administrative Agent, the Collateral Agent and their respective Affiliates shall have received payment in full in Dollars in immediately available funds of all costs and expenses (including fees and disbursements of counsel) required to be paid in connection with this Amendment (including pursuant to any engagement letter entered into by the Borrowers in connection herewith), including, without limitation, all costs and expenses (including fees and disbursements of counsel) incurred in connection with the Amended Credit Agreement and the other Loan Documents in accordance with and to the extent required by Section 9.4 of the Amended Credit Agreement.

Section 5. REAFFIRMATION; LIENS UNIMPAIRED; INDEMNIFICATION

5.1 Reaffirmation. Each Credit Party acknowledges its receipt of a copy of this Amendment and confirms its review of the terms and conditions hereof and of the Amended Credit Agreement and consents to the terms and conditions of this Amendment, the Amended Credit Agreement and the transactions contemplated hereby and by the Amended Credit Agreement. Each Credit Party hereby (a) reaffirms and confirms its guarantees (including, without limitation, the Guaranteed Obligations and the Secured Obligations in each case referred to and defined in the Guaranty and Security Agreement), pledges, grants of Liens and security interests, agreements and other undertakings under the Loan Documents, including, without limitation, in each case, such agreements and undertakings as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and by the Amended Credit Agreement, (b) acknowledges and agrees that nothing in this Amendment, the Amended Credit Agreement, any other Loan Document or any other document or instrument executed, delivered or furnished in connection herewith or therewith shall constitute (or be deemed to constitute) a novation, discharge, reduction, compromise, release or termination of the Obligations or of such Guaranteed Obligations or Secured Obligations and (c) agrees that (i) each Loan Document to which it is a party or otherwise bound (as amended by this Amendment) shall continue to be in full force and effect, and each such Loan Document and its obligations thereunder are hereby ratified, confirmed and reaffirmed in all respects, and (ii) all guarantees, pledges, grants of Liens and security interests, payment obligations, agreements and other obligations and undertakings by the Credit Parties shall continue to be in full force and effect, shall be valid and enforceable and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired, limited or discharged hereby or by the transactions contemplated in this Amendment or the Amended Credit Agreement. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the Obligations, the Guaranteed Obligations, the Secured Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances, and neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

5.2 Liens Unimpaired. After giving effect to this Amendment and the transactions contemplated hereby and by the Amended Credit Agreement, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution and delivery of this Amendment, performance of this Amendment and the Amended Credit Agreement, or effectiveness of this Amendment or the transactions contemplated hereby or by the Amended Credit Agreement (a) impair the validity, enforceability, perfection, effectiveness or priority of Liens and security interests granted pursuant to any Loan Document, and such Liens and security interests continue unimpaired with the same priority to secure the payment and performance in full of all Obligations, Secured Obligations and Guaranteed Obligations, whether heretofore or hereafter incurred, including as amended or modified pursuant to this Amendment, or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

5.3 Indemnification. Each Credit Party hereby confirms that the indemnification provisions set forth in Section 9.6 of the Credit Agreement and in any other Loan Document shall apply to this Amendment and the Amended Credit Agreement and to such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or therefrom or in connection herewith or therewith or otherwise relating to this Amendment, the Amended Credit Agreement or the transactions contemplated hereby and thereby.

Section 6. MISCELLANEOUS

6.1 Reference to and Effect on Credit Agreement and Other Credit Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement as it may be further amended, amended and restated, supplemented or otherwise modified in accordance with its terms.

(b) Except as specifically amended or modified by this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution and delivery of this Amendment, and effectiveness and performance of this Amendment or of the Amended Credit Agreement shall not operate as a waiver of, or otherwise affect or impair, any right, power or remedy of any Secured Party under any of the Loan Documents or any document, instrument or agreement executed, delivered or furnished in connection therewith, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents or otherwise alter, modify, amend or in any way affect any of the Obligations, the Guaranteed Obligations or the Secured Obligations or any of the terms, conditions, obligations, covenants, agreements or provisions contained in the Credit Agreement or any other Loan Document, all of which are confirmed, ratified and reaffirmed in all respects and shall continue in full force and effect and shall constitute and remain the legal, valid, binding and enforceable obligations of the Credit Parties. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the Obligations, the Guaranteed Obligations or the Secured Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(d) The parties hereto acknowledge and agree that: (i) this Amendment and any other document or instrument executed and delivered in connection herewith do not constitute, and shall in no event be deemed to constitute, a compromise, satisfaction, reinstatement, accord and satisfaction, novation, release or termination of the Obligations, the Guaranteed Obligations or the Secured Obligations as in effect prior to the First Amendment Effective Date, or of any of the

Loan Documents or any rights or obligations thereunder, or a waiver by the Administrative Agent, the Collateral Agent, any Lender or any other Secured Party of any of their respective rights under the Credit Agreement, the other Loan Documents, this Amendment, at law or in equity; (ii) the Obligations, the Guaranteed Obligations and the Secured Obligations are in all respects continuing with only the terms thereof being modified to the extent expressly provided in this Amendment; and (iii) the guarantees and the Liens and security interests as granted or purported to be granted under or pursuant to the Credit Agreement and the other Loan Documents guaranteeing or securing (as applicable) the payment and performance in full of the Obligations, the Guaranteed Obligations and the Secured Obligations (as applicable) are in all respects continuing in full force and effect and secure the payment and performance thereof as provided therein.

(e) Each of this Amendment and the Amended Credit Agreement shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement and the other Loan Documents.

6.2 GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

6.3 Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. The provisions of Sections 9.18 and 9.19 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply with like effect to this Amendment as if fully set forth herein.

6.4 Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

6.5 Headings. Section and paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

6.6 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment.

6.7 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon each of the parties hereto and, subject to and in accordance with Section 9.8 of the Credit Agreement, their respective successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers or representatives hereunto duly authorized, as of the date first above written.

CHARAH, LLC, a Kentucky limited liability company

By:	/s/Bruce Kramer
Name:	Bruce Kramer
Title:	Chief Financial Officer and Treasurer

ALLIED POWER MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/John Plumlee
Name:	John Plumlee
Title:	Chief Operating Officer

CHARAH SOLE MEMBER, LLC, a Delaware limited liability company

By:	/s/Mark Spender
Name:	Mark Spender
Title:	President

ALLIED POWER SOLE MEMBER, LLC, a Delaware limited liability company

By:	/s/John Plumlee
Name:	John Plumlee
Title:	Chief Operating Officer

ASH MANAGEMENT SERVICES, LLC, a Kentucky limited liability company

By:	/s/Bruce Kramer
Name:	Bruce Kramer
Title:	Chief Financial Officer and Treasurer

First Amendment to Credit Agreement

GREEN MEADOW, LLC, a North Carolina limited liability company

By:	/s/Bruce Kramer
Name:	Bruce Kramer
Title:	Chief Financial Officer & Treasurer

ALLIED POWER SERVICES, LLC, a Delaware limited liability company

By:	/s/John Plumlee
Name:	John Plumlee
Title:	Chief Operating Officer

ALLIED PLANT SERVICES, LLC, a Delaware limited liability company

By:	/s/John Plumlee
Name:	John Plumlee
Title:	Chief Operating Officer

ALLIED POWER RESOURCES, LLC, a Delaware limited liability company

By:	/s/John Plumlee
Name:	John Plumlee
Title:	Chief Operating Officer

SCB INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/Bruce Kramer
Name:	Bruce Kramer
Title:	Secretary & Treasurer

First Amendment to Credit Agreement

MERCURY CAPTURE INTELLECTUAL PROPERTY, LLC, a Delaware limited liability company

By:	/s/Bruce Kramer
Name:	Bruce Kramer
Title:	Secretary & Treasurer

MERCURY CAPTURE BENEFICIATION, LLC, a Delaware limited liability company

By:	/s/Bruce Kramer
Name:	Bruce Kramer
Title:	Secretary & Treasurer

First Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By	/s/Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By	/s/Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

First Amendment to Credit Agreement